                              AMENDED AND RESTATED

                            CERTIFICATE OF FORMATION

                                       OF

                         CINERGY RECEIVABLES COMPANY LLC

     This Amended and Restated  Certificate of Formation of Cinergy  Receivables
Company LLC, a Delaware limited liability  company,  formed on January 10, 2002, was duly  executed and is being filed in accordance  with Section  18-208 of the
Delaware Limited Liability Company Act.

FIRST: The name of the limited liability company is Cinergy  Receivables Company
     LLC.

SECOND: The  registered  agent of the  Company in the State of  Delaware  is The
     Corporation Trust Company,  Corporation  Trust Center,  1209 Orange Street,
     Wilmington, County of New Castle, Delaware 19801.

     IN WITNESS WHEREOF,  the undersigned has executed this Amended and Restated
Certificate  of Formation  of Cinergy  Receivables  Company LLC  effective as of
March 5, 2002.

                         By:  /s/ Bradley C. Arnett
                              ---------------------
                         Name: Bradley C. Arnett
                         Title:   Secretary for Cinergy Receivables Company LLC